SOMNIGROUP ANNOUNCES FOURTH QUARTER CASH DIVIDEND

DALLAS, TX, November 9, 2026 – Somnigroup International Inc. (NYSE: SGI, “Company” or “Somnigroup”) today announced that its Board of Directors has declared a fourth quarter cash dividend on its common stock of $0.17 per share. The dividend is payable on December 7, 2026, to shareholders of record as of November 23, 2026.

About Somnigroup International Inc.
Somnigroup (NYSE: SGI) is the world’s leading bedding company, dedicated to transforming how the world sleeps. With superior capabilities in design, component and finished goods manufacturing, distribution and retail, we deliver breakthrough sleep solutions and serve the evolving needs of consumers in more than 100 countries worldwide through our fully-owned businesses, Tempur Sealy, Mattress Firm, Leggett & Platt and Dreams. Our portfolio includes the most highly recognized brands in the industry, including Tempur-Pedic®, Sealy®, Stearns & Foster®, and Sleepy’s®, enhanced by Leggett & Platt's diversified component engineering expertise. Our global omni-channel platform enables us to meet consumers wherever they shop, offering a personal connection and innovation to provide a unique retail experience and tailored sleep solutions.

Investor Relations Contact
Lauren Avritt
Investor Relations
Somnigroup International Inc.
Investor.relations@somnigroup.com